CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to the registration statement on Form SB-2 (No. 333-134274) of Next, Inc. of our report dated February 1, 2007 with respect to the consolidated financial statements of Next, Inc. and subsidiaries for the year ended December 1, 2006.

/s/ Joseph Decosimo & Company PLLC

Chattanooga, Tennessee

February 19, 2007